BORG-WARNER AUTOMOTIVE, INC.

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NAME OF SUBSIDIARY                      % VOTING SECURITIES OWNED BY PARENT

Borg-Warner Automotive Powertrain Systems Corporation                 100
     Borg-Warner Automotive South Asia Corporation                    100
          Divgi-Warner Limited                                         60
          Huazhong (Automotive) Transmission Company, Ltd.             60
          Borg-Warner Automotive Powertrain
           Service Center Corporation                                 100
     Borg-Warner Automotive Powdered Metals Corporation               100
     Borg-Warner Automotive Diversified
      Transmission Products Corporation                               100
Borg-Warner Automotive Air/Fluid Systems Corporation                  100
     Borg-Warner Automotive Air/Fluid Systems
         Corporation of Michigan                                      100
     Borg-Warner Automotive Air/Fluid Systems Holding Corporation     100
          Borg-Warner Automotive Air/Fluid Systems Europe S.A.S.       90
               Borg-Warner Automotive Air/Fluid Systems, Tulle        100
Borg-Warner Automotive Morse TEC Corporation                          100
     Borg-Warner Automotive (Canada) Ltd.                             100
     Borg-Warner Automotive Japan Corporation                         100
          Borg-Warner Automotive K.K.                                 100
     Borg-Warner Automotive Taiwan Co., Ltd.                          100
     B.W. Componentes Mexicanos de Transmissiones S.A. de C.V.         86
     Morse TEC Europe Sp.A                                            100
Borg-Warner Automotive Foreign Sales Corporation                      100
Borg-Warner Automotive Automatic Transmission Systems Corporation     100
     Borg-Warner Automotive Europe Corporation                        100
          Borg-Warner Automotive GmbH                                 100
     Borg & Beck Torque Systems, Inc.                                 100
     Borg-Warner Automotive-NW Corporation                            100
          Borg-Warner Automotive Korea, Inc.                           60
Creon Insurance Agency, Ltd.                                          100
     Creon Trustees, Ltd.                                             100

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